Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces First Quarter 2024 Results

(FAIRMONT, WV) April 29, 2024 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the first quarter of 2024, with reported net income of $4.5 million, or $0.35 basic and $0.34 diluted earnings per share.
First Quarter 2024 Highlights As Compared to Fourth Quarter 2023
Total revenue increased 6.8%, or $2.4 million.
Fintech fee income grew 26.3%, or $1.0 million.
Noninterest bearing deposits increased 16.2%, or $193.8 million, and represent 44% of total deposits.
Nonperforming loans declined 8.7%; Measures of asset quality and capital strength were stable.
Book value per share and tangible book value per share, a non-GAAP financial measure, each increased by 0.2% to $22.73 and $22.48, respectively.

From Larry F. Mazza, Chief Executive Officer, MVB Financial:
“Turbulence in financial markets and the banking sector persisted during the first quarter of 2024. Amidst these volatile market conditions, MVB made progress on several key initiatives. Most notably, we further solidified foundational measures of safety and soundness. Our balance sheet liquidity position and the quality of our funding mix improved, asset quality indicators were stable, commercial real estate concentrations remained well within regulatory guidelines and measures of capital strength were maintained. We also remained proactive in investing at a higher-than-normal pace to contend with changing regulatory requirements following the industry events of early 2023. These higher costs, alongside other cyclical and seasonal challenges, weighed on our earnings for the first quarter.

“At the same time, initiatives to drive revenue growth are bearing fruit. Banking-as-a-service fee income increased from the prior quarter and the year-ago period, benefiting from seasonal considerations, notably the influence of tax season, and growth in the underlying business. Through these challenging times for the banking sector, I’m pleased and encouraged by the adaptability of the MVB Team and the resilience of our business model.”

FIRST QUARTER 2024 HIGHLIGHTS
•Strong core deposit growth.
•Total deposits increased 8.4%, or $243.9 million, to $3.15 billion, compared to the prior quarter-end, primarily reflecting strong growth in noninterest bearing (“NIB”) deposits. Growth also reflected strength in Banking-as-a-Service (“BaaS”) deposits and increased balances due to seasonal tax volume and deposits tied to payment relationships.
•Total off-balance sheet deposits increased to $1.53 billion as compared to $1.09 billion at the prior quarter-end. Off-balance sheet deposit networks are utilized to generate fee income, enhance capital efficiency and manage liquidity and concentration risk.
•NIB deposits increased 16.2%, or $193.8 million, and 22.6%, or $256.8 million, to $1.39 billion, as compared to the prior quarter-end and the year-ago period, respectively. NIB deposit growth relative to the prior quarter primarily reflected seasonal tax deposits and growth in customer business volume. NIB deposits represented 44.2% of total deposits, as compared to 41.3% of total deposits at the prior quarter-end, and 36.0% for the year-ago period.
•Certificate of deposit (“CD”) balances, which include brokered deposits, increased 18.7%, or $109.5 million, to $696.3 million, from the prior quarter-end.
•The loan-to-deposit ratio was 72.1% as of March 31, 2024, compared to 79.9% as of December 31, 2023 and 74.9% as of March 31, 2023. The decline in the loan-to-deposit ratio reflects the increase in deposits, primarily due to our BaaS business, combined with a decline in loan balances driven by market conditions.
•Fintech fee income growth drove quarter and year-over-year growth in noninterest income and total revenues.
•Payment card and service charge income, which includes BaaS fee income, increased by 26.3% and 33.3% as compared to the prior quarter and the year-ago period, respectively. Growth relative to the prior quarter primarily related to increased transactional volume due to seasonal tax deposits and expanded relationships with our Fintech partners. Growth relative to the prior year is primarily related to the increased transactional volume from seasonal tax deposits year over year.
•Total noninterest income grew 76.5%, or $3.4 million, relative to the prior quarter, to $7.8 million, primarily reflecting higher payment card and service charge income and a decline in the loss on equity method investments (mortgage banking). Relative to the prior year, total noninterest income grew 155.4%, or $4.8 million, reflecting higher payment card and service charge income and higher other operating income.
•Total revenues increased $2.4 million, or 6.8%, and $2.2 million, or 6.1%, relative to the prior quarter and the year-ago period, respectively. Revenue growth relative to both prior periods reflected higher noninterest income partially offset by lower net interest income.
•Net interest income declined on a slowdown in loan growth, net interest margin contraction and seasonal considerations.
•Net interest income on a fully tax-equivalent basis, a non-GAAP financial measure, declined 3.1%, or $1.0 million, to $30.3 million relative to the prior quarter, reflecting net interest margin contraction, partially offset by an increase in total average earning asset balances.
•Net interest margin on a fully tax-equivalent basis, a non-GAAP financial measure, was 3.83%, down 23 basis points from the prior quarter, primarily reflecting higher interest rates on deposits and elevated deposit balances driven by seasonal considerations associated with a BaaS relationship, in addition to a decline in average loan balances due to market conditions.
•Total cost of funds was 2.52%, up eight basis points compared to the prior quarter, primarily reflecting an increase in balances due to seasonal tax deposits.
•Average earning asset balances increased 4.3% from the prior quarter, reflecting higher interest-bearing balances with banks and higher investment securities balances, partially offset by lower average loan balances. Average total loan balances declined 0.4% from the prior quarter, reflecting slower market demand and deliberate efforts to improve balance sheet liquidity.
•Measures of safety and soundness were generally stable.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 10.1%, 14.4%, and 15.2%, respectively, compared to 10.5%, 14.4%, and 15.1%, respectively, at the prior quarter end.
•Tangible book value per share, a non-U.S. GAAP measure discussed below, increased 0.2% to $22.48, relative to the prior quarter-end, and increased 6.2% from the year-ago period.
•Nonperforming loans declined $0.7 million, or 8.7%, to $7.5 million, or 0.3% of total loans, from $8.3 million, or 0.4% of total loans, at the prior quarter end. Criticized loans as a percentage of total loans were 5.8%, as compared to 5.3% at the prior quarter end. Net charge-offs were $1.3 million, or 0.2%, for the first quarter of 2024, compared to $0.5 million, or 0.1%, for the prior quarter. For the first quarter of 2024, net charge-offs included $0.6 million related to a SBA loan secured by business assets, $0.5 million related to the subprime consumer automotive segment and $0.4 million related to a commercial client in the energy industry.

•The provision for credit losses totaled $2.0 million, compared to a release of allowance of $2.1 million for the prior quarter. The allowance for credit losses was 1.01% of total loans, as compared to 0.95% at the prior quarter end.
•Expenses higher due to employee compensation and continued investment spend to enhance regulatory and compliance infrastructure.
•Noninterest expense increased 6.7% to $30.2 million relative to the prior quarter, primarily reflecting an increase in employee benefits and continued elevated professional fees and other operating costs to enhance risk management and compliance-related infrastructure in response to changing regulatory requirements following the industry events of March 2023.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $30.3 million for the first quarter of 2024, a decline of $1.0 million, or 3.1%, from the fourth quarter of 2023 and $2.7 million, or 8.1%, from the first quarter of 2023. The decline from both prior periods reflects a lower net interest margin, partially offset by higher average earning balances.

Interest income increased $0.3 million, or 0.7%, from the fourth quarter of 2023 and increased $5.3 million, or 11.8%, from the first quarter of 2023. Relative to the prior quarter, the slight increase primarily reflects higher interest income from cash balances due to seasonal considerations and increased interest income from investment securities, mostly offset by a decline in interest income from loans, driven by lower loan balances and a lower tax-equivalent yield on loans. Relative to the prior year, higher interest income reflects the cumulative impact of earning assets booked at higher yields than the prevailing portfolio yield in the prior period and the repricing of variable rate loans in a higher interest rate environment.

Interest expense increased $1.3 million, or 7.0%, from the fourth quarter of 2023 and $7.9 million, or 65.3%, from the first quarter of 2023. The cost of funds was 2.52% for the first quarter of 2024, up from 2.44% for the fourth quarter of 2023 and 1.59% for the first quarter of 2023. Relative to the prior quarter, higher interest expense primarily reflects higher interest rates on deposits and seasonal increases in deposits due to tax season driven by a BaaS relationship. Relative to the year-ago period, the increase reflects the impact of higher interest rates on our deposits.

On a tax-equivalent basis, net interest margin for the first quarter of 2024 was 3.83%, a decline of 23 basis points versus the fourth quarter of 2023 and 57 basis points versus the first quarter of 2023. See the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. Contraction in net interest margin from the prior quarter primarily reflects an unfavorable shift in the mix of average earning assets, including lower loan balances, higher cash and investment securities balances with lower yields and higher funding costs driven by the volume of deposits and higher interest rates on deposits associated with a BaaS relationship. Relative to the year-ago period, the contraction in net interest margin reflects higher funding costs, which have significantly outpaced the increase in average earning asset yields.
Noninterest income totaled $7.8 million for the first quarter of 2024, an increase of $3.4 million from the fourth quarter of 2023 and $4.8 million from the first quarter of 2023. The increase compared to the prior quarter is primarily driven by a decline of $1.3 million in equity method investment losses from our mortgage segment, an increase of $1.0 million in payment card and service charge income and a $0.7 million in gain on sale of available-for-sale investment securities. Additionally, the fourth quarter of 2023 included a $0.7 million loss on derivatives without a comparable loss in the first quarter of 2024 and a $0.3 million gain on sale of loans without a comparable gain in the first quarter of 2024. The $4.8 million increase in noninterest income from the first quarter of 2023 was primarily driven by increases of $1.2 million in payment card and service charge income and $0.6 million in other operating income. There was a gain on sale of available-for-sale investment securities of $0.7 million during the first quarter of 2024, as compared to a loss of $1.5 million in the first quarter of 2023. Additionally, there was a decline in holding loss on equity securities of $0.3 million, and the first quarter of 2023 included a $0.4 million loss on sale of loans without a comparable loss in the first quarter of 2024.

Noninterest expense totaled $30.2 million for the first quarter of 2024, an increase of $1.9 million, or 6.7%, from the fourth quarter of 2023 and $1.9 million, or 6.6%, from the first quarter of 2023. The increase from the fourth quarter of 2023 primarily reflects an increase in salaries and employee benefits of $1.6 million, or 10.9%. The increase from the first quarter of 2023 primarily reflects an increase of $2.8 million in professional fees, partially offset by decreases of $0.4 million in other operating expense, $0.4 million in travel, entertainment, dues and subscriptions and $0.3 million in salaries and employee benefit expense.

BALANCE SHEET
Loans totaled $2.27 billion at March 31, 2024, a decline of $50.3 million, or 2.2%, and $93.8 million, or 4.0%, as compared to December 31, 2023 and March 31, 2023, respectively. The decline in loan balances compared to the prior quarters primarily reflects lower market demand, the impact of loan amortization and payoffs and slower loan growth based on overall market conditions and portfolio management.

Deposits totaled $3.15 billion as of March 31, 2024, an increase of $243.9 million, or 8.4%, from December 31, 2023, and a decline of $5.5 million, or 0.2%, from March 31, 2023. Relative to the prior quarter, deposit growth reflected strong growth in NIB deposits and seasonal considerations due to tax season driven by a BaaS relationship. Relative to the year-ago period, the decline reflects the increased utilization of off-balance sheet deposit networks to generate fee income, enhance capital efficiency and manage liquidity and concentration risk, partially offset by the increase in NIB deposits.

NIB deposits totaled $1.39 billion as of March 31, 2024, an increase of $193.8 million, or 16.2%, from December 31, 2023 and an increase of $256.8 million, or 22.6%, from March 31, 2023. Relative to both prior periods, growth in NIB deposits reflected growth in customer business volume and, for the immediately preceding quarter, seasonal considerations. NIB deposits represented 44.2% of total deposits, compared to 41.3% of total deposits at the prior quarter-end, and 36.0% for the year-ago period.

CAPITAL
The Community Bank Leverage Ratio was 10.1% as of March 31, 2024, compared to 10.5% as of December 31, 2023 and 10.0% as of March 31, 2023. MVB’s Tier 1 Risk-Based Capital Ratio was 14.4% as of March 31, 2024, compared to 14.4% as of December 31, 2023 and 13.7% as of March 31, 2023. The Bank’s Total Risk-Based Capital Ratio was 16.04% as of March 31, 2024, compared to 15.1% as of December 31, 2023 and 14.9% as of March 31, 2023.

The tangible common equity ratio, a non-GAAP financial measure, was 8.1% as of March 31, 2024, compared to 8.6% as of December 31, 2023 and 7.5% as of as of March 31, 2023. See the reconciliation of the tangible common equity ratio to its most directly comparable U.S. GAAP financial measure later in this release.

The Company issued a quarterly cash dividend of $0.17 per share for the first quarter of 2024, consistent with the fourth quarter of 2023 and the first quarter of 2023.

ASSET QUALITY
Nonperforming loans totaled $7.5 million, or 0.3% of total loans, as of March 31, 2024, as compared to $8.3 million, or 0.4% of total loans, as of December 31, 2023, and $13.1 million, or 0.6% of total loans, as of March 31, 2023. Criticized loans as a percentage of total loans were 5.8%, compared to 5.3% as of December 31, 2023 and 3.6% as of March 31, 2023.

Net charge-offs were $1.3 million, or 0.2% of total loans, for the first quarter of 2024, compared to $0.5 million, or 0.1% of total loans, for the fourth quarter of 2023 and $1.7 million, or 0.3% of total loans, for the first quarter of 2023.

The provision for credit losses totaled $2.0 million compared to a $2.1 million release of allowance for the prior quarter ended December 31, 2023, and provision of $4.6 million for the quarter ended March 31, 2023. The allowance for credit losses was 1.01% of total loans at March 31, 2024, as compared to 0.95% at December 31, 2023 and 1.50% at March 31, 2023.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; impacts related to or resulting from recent turmoil in the banking industry; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly
	2024	2023	2023
	First Quarter	Fourth Quarter	First Quarter
Interest income	$50,030	$49,699	$44,763
Interest expense	19,891	18,592	12,034
Net interest income	30,139	31,107	32,729
Provision (release of allowance) for credit losses	1,997	(2,103)	4,576
Net interest income after provision (release of allowance) for credit losses	28,142	33,210	28,153

Total noninterest income	7,834	4,438	3,067

Noninterest expense:
Salaries and employee benefits	16,489	14,863	16,746
Other expense	13,702	13,438	11,571
Total noninterest expenses	30,191	28,301	28,317

Income before income taxes	5,785	9,347	2,903
Income taxes	1,283	1,431	465
Net income from continuing operations, before noncontrolling interest	4,502	7,916	2,438
Income from discontinued operations, before income taxes	—	—	11,831
Income taxes - discontinued operations	—	—	3,049
Net income from discontinued operations	—	—	8,782
Net Income, before noncontrolling interest	4,502	7,916	11,220
Net (income) loss attributable to noncontrolling interest	(20)	(5)	122
Net income available to common shareholders	$4,482	$7,911	$11,342

Earnings per share from continuing operations - basic	$0.35	$0.62	$0.20
Earnings per share from discontinued operations - basic	$—	$—	$0.70
Earnings per share - basic	$0.35	$0.62	$0.90
Earnings per share from continuing operations - diluted	$0.34	$0.61	$0.20
Earnings per share from discontinued operations - diluted	$—	$—	$0.67
Earnings per share - diluted	$0.34	$0.61	$0.87

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly
	2024	2023	2023
	First Quarter	Fourth Quarter	First Quarter
Card acquiring income	$251	$1,348	$622
Service charges on deposits	1,523	174	1,126
Interchange income	3,039	2,289	1,862
Total payment card and service charge income	4,813	3,811	3,610

Equity method investments loss	(1,128)	(2,429)	(1,193)
Compliance and consulting income	1,000	986	1,016
Gain (loss) on sale of loans	—	271	(356)
Investment portfolio gains (losses)	609	75	(1,844)
Other noninterest income	2,540	1,724	1,834

Total noninterest income	$7,834	$4,438	$3,067

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	March 31, 2024	December 31, 2023	March 31, 2023
Cash and cash equivalents	$640,426	$398,229	$575,265
Securities available-for-sale, at fair value	349,678	345,275	339,578
Equity securities	41,037	41,086	38,576
Loans held-for-sale	—	629	19,893
Loans receivable	2,267,310	2,317,594	2,361,153
Less: Allowance for credit losses	(22,804)	(22,124)	(35,513)
Loans receivable, net	2,244,506	2,295,470	2,325,640
Premises and equipment, net	19,968	20,928	22,869
Goodwill	—	—	—
Other assets	251,775	212,265	230,055
Total assets	$3,547,390	$3,313,882	$3,551,876

Noninterest-bearing deposits	$1,391,070	$1,197,272	$1,134,257
Interest-bearing deposits	1,754,259	1,704,204	2,016,558
Senior term loan	6,549	6,786	9,647
Subordinated debt	73,602	73,540	73,350
Other liabilities	30,082	42,738	46,748
Stockholders' equity	291,828	289,342	271,316
Total liabilities and stockholders' equity	$3,547,390	$3,313,882	$3,551,876

Reportable Segments
(Unaudited)

Three Months Ended March 31, 2024	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$49,942	$103	$2	$—	$(17)	$50,030
Interest expense	18,927	—	959	22	(17)	19,891
Net interest income (expense)	31,015	103	(957)	(22)	—	30,139
Provision for credit losses	1,997	—	—	—	—	1,997
Net interest income (expense) after provision for credit losses	29,018	103	(957)	(22)	—	28,142

Noninterest income	7,521	(1,129)	2,265	3,264	(4,087)	7,834

Noninterest Expenses:
Salaries and employee benefits	9,823	—	4,678	1,988	—	16,489
Other expenses	13,821	—	1,841	2,127	(4,087)	13,702
Total noninterest expenses	23,644	—	6,519	4,115	(4,087)	30,191

Income (loss), before income taxes	12,895	(1,026)	(5,211)	(873)	—	5,785
Income taxes	2,878	(229)	(1,157)	(209)	—	1,283
Net income (loss), before noncontrolling interest	10,017	(797)	(4,054)	(664)	—	4,502
Net income attributable to noncontrolling interest	—	—	—	(20)	—	(20)
Net income (loss) available to common shareholders	$10,017	$(797)	$(4,054)	$(684)	$—	$4,482

Three Months Ended December 31, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$49,639	$103	$3	$—	$(46)	$49,699
Interest expense	17,573	—	993	72	(46)	18,592
Net interest income (expense)	32,066	103	(990)	(72)	—	31,107
Provision for credit losses	(2,103)	—	—	—	—	(2,103)
Net interest income (expense) after provision for credit losses	34,169	103	(990)	(72)	—	33,210

Noninterest income	5,175	(2,430)	2,351	3,204	(3,862)	4,438

Noninterest Expenses:
Salaries and employee benefits	9,374	—	3,339	2,150	—	14,863
Other expenses	13,318	—	2,161	1,821	(3,862)	13,438
Total noninterest expenses	22,692	—	5,500	3,971	(3,862)	28,301

Income (loss) before income taxes	16,652	(2,327)	(4,139)	(839)	—	9,347
Income taxes	3,962	(543)	(1,796)	(192)	—	1,431
Net income (loss), before noncontrolling interest	12,690	(1,784)	(2,343)	(647)	—	7,916
Net income attributable to noncontrolling interest	—	—	—	(5)	—	(5)
Net income (loss) available to common shareholders	$12,690	$(1,784)	$(2,343)	$(652)	$—	$7,911

Three Months Ended March 31, 2023	CoRe Banking	Mortgage Banking	Financial Holding Company	Other	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$44,662	$105	$33	$(6)	$(31)	$44,763
Interest expense	11,041	—	993	31	(31)	12,034
Net interest income (expense)	33,621	105	(960)	(37)	—	32,729
Provision for credit losses	4,576	—	—	—	—	4,576
Net interest income (expense) after provision for credit losses	29,045	105	(960)	(37)	—	28,153

Noninterest income	3,018	(1,186)	2,410	1,784	(2,959)	3,067

Noninterest Expenses:
Salaries and employee benefits	9,051	—	4,950	2,745	—	16,746
Other expenses	11,054	34	1,917	1,525	(2,959)	11,571
Total noninterest expenses	20,105	34	6,867	4,270	(2,959)	28,317

Income (loss), before income taxes	11,958	(1,115)	(5,417)	(2,523)	—	2,903
Income taxes	2,515	(504)	(942)	(604)	—	465
Net income (loss) from continuing operations	9,443	(611)	(4,475)	(1,919)	—	2,438
Income from discontinued operations, before income taxes	—	—	—	11,831	—	11,831
Income tax expense - discontinued operations	—	—	—	3,049	—	3,049
Net income from discontinued operations	—	—	—	8,782	—	8,782
Net income (loss), before noncontrolling interest	9,443	(611)	(4,475)	6,863	—	11,220
Net loss attributable to noncontrolling interest	—	—	—	122	—	122
Net income (loss) available to common shareholders	$9,443	$(611)	$(4,475)	$6,985	$—	$11,342

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$549,894	$7,341	5.37%	$442,521	$5,944	5.33%	$285,102	$3153	4.49%
Investment securities:
Taxable	246,091	1,743	2.85	222,303	1,444	2.58	236,574	1,848	3.17
Tax-exempt [1]	106,309	887	3.36	98,464	876	3.53	137,799	1,308	3.85
Loans and loans held-for-sale: [2]
Commercial	1,626,286	32,152	7.95	1,635,510	33,665	8.17	1,620,509	28,538	7.14
Tax-exempt [1]	3,373	37	4.41	3,492	38	4.32	3,944	43	4.42
Real estate	576,148	6,612	4.62	576,580	6,421	4.42	621,388	6,295	4.11
Consumer	77,300	1,452	7.55	76,088	1,503	7.84	137,547	3,862	11.39
Total loans	2,283,107	40,253	7.09	2,291,670	41,627	7.21	2,383,388	38,738	6.59
Total earning assets	3,185,401	50,224	6.34	3,054,958	49,891	6.48	3,042,863	45,047	6.00
Less: Allowance for credit losses	(22,258)			(24,079)			(30,135)
Cash and due from banks	5,405			5,771			243
Other assets	335,029			292,574			339,676
Total assets	$3,503,577			$3,329,224			$3,352,647

Liabilities
Deposits:
NOW	$555,530	$4,929	3.57%	$637,144	$5,386	3.35%	$796,901	$4,661	2.37%
Money market checking	408,764	3,759	3.70	650,925	3,691	2.25	209,227	928	1.80
Savings	163,611	1,640	4.03	70,146	442	2.50	93,297	641	2.79
IRAs	7,762	74	3.83	7,296	66	3.59	6,151	27	1.78
CDs	674,611	8,529	5.08	590,517	8,014	5.38	386,144	3,896	4.09
Repurchase agreements and federal funds sold	2,951	—	—	4,736	—	—	7,612	1	0.05
FHLB and other borrowings	44	1	9.14	11	—	—	71,166	888	5.06
Senior term loan	6,736	150	8.96	8,183	183	8.87	9,765	194	8.06
Subordinated debt	73,571	809	4.42	73,510	810	4.37	73,318	798	4.41
Total interest-bearing liabilities	1,893,580	19,891	4.22	2,042,468	18,592	3.61	1,653,581	12,034	2.95
Noninterest-bearing demand deposits	1,279,194			975,122			1,380,516
Other liabilities	42,017			39,410			37,087
Total liabilities	3,214,791			3,057,000			3,071,184

Stockholders’ equity
Common stock	13,659			13,588			13,471
Paid-in capital	161,532			160,106			153,389
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	160,933			156,004			166,426
Accumulated other comprehensive loss	(30,559)			(40,688)			(35,345)
Total stockholders’ equity attributable to parent	288,824			272,269			281,200
Noncontrolling interest	(38)			(45)			263
Total stockholders’ equity	288,786			272,224			281,463
Total liabilities and stockholders’ equity	$3,503,577			$3,329,224			$3,352,647

Net interest spread (tax-equivalent)			2.12%			2.87%			3.05%
Net interest income and margin (tax-equivalent)[1]		$30,333	3.83%		$31,299	4.06%		$33,013	4.40%
Less: Tax-equivalent adjustments		$(194)			$(193)			$(284)
Net interest spread			2.10%			2.84%			3.02%
Net interest income and margin		$30,139	3.81%		$31,107	4.04%		$32,729	4.36%
1In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 17.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly
	2024	2023	2023
	First Quarter	Fourth Quarter	First Quarter
Earnings and Per Share Data:
Net income	$4,482	$7,911	$11,342
Earnings per share from continuing operations - basic	$0.35	$0.62	$0.20
Earnings per share from discontinued operations - basic	$—	$—	$0.70
Earnings per share - basic	$0.35	$0.62	$0.90
Earnings per share from continuing operations - diluted	$0.34	$0.61	$0.20
Earnings per share from discontinued operations - diluted	$—	$—	$0.67
Earnings per share - diluted	$0.34	$0.61	$0.87
Cash dividends paid per common share	$0.17	$0.17	$0.17
Book value per common share	$22.73	$22.68	$21.43
Tangible book value per common share [1]	$22.48	$22.43	$21.17
Weighted-average shares outstanding - basic	12,810,956	12,740,193	12,623,361
Weighted-average shares outstanding - diluted	13,119,292	13,024,562	13,016,082

Performance Ratios:
Return on average assets [2]	0.5%	1.0%	1.4%
Return on average equity [2]	6.2%	11.6%	16.1%
Net interest margin 3 4	3.83%	4.06%	4.40%
Efficiency ratio [5]	79.5%	79.6%	61.4%
Overhead ratio 2 6	3.4%	3.4%	3.4%
Equity to assets	8.2%	8.7%	7.6%

Asset Quality Data and Ratios:
Charge-offs	$2,150	$1,868	$4,847
Recoveries	$835	$1,343	$3,169
Net loan charge-offs to total loans 2 7	0.2%	0.1%	0.3%
Allowance for credit losses	$22,804	$22,124	$35,513
Allowance for credit losses to total loans [8]	1.01%	0.95%	1.50%
Nonperforming loans	$7,546	$8,267	$13,085
Nonperforming loans to total loans	0.3%	0.4%	0.6%

Mortgage Company Equity Method Investees Production Data[9]:
Mortgage pipeline	$790,771	$706,873	$714,258
Loans originated	$1,050,089	$1,020,128	$232,660
Loans closed	$653,306	$724,453	$385,011
Loans sold	$916,115	$639,788	$302,782
1 Common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 17.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure.
6 Noninterest expense as a percentage of average assets, a non-U.S. GAAP measure.
7 Charge-offs, less recoveries.
8 Excludes loans held-for-sale.
9 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.

Non-GAAP Reconciliation: Net Interest Margin on a Full Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended
(Dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Net interest margin - U.S. GAAP basis
Net interest income	$30,139	$31,107	$32,729
Average interest-earning assets	$3,185,401	$3,054,958	$3,042,863
Net interest margin	3.81%	4.04%	4.36%

Net interest margin - non-U.S. GAAP basis
Net interest income	$30,139	$31,107	$32,729
Impact of fully tax-equivalent adjustment	194	193	284
Net interest income on a fully tax-equivalent basis	$30,333	$31,299	$33,013
Average interest-earning assets	$3,185,401	$3,054,958	$3,042,863
Net interest margin on a fully tax-equivalent basis	3.83%	4.06%	4.40%

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	March 31, 2024	December 31, 2023	March 31, 2023
Tangible Book Value per Common Share
Goodwill	$2,838	$2,838	$2,838
Intangibles	330	352	420
Total intangibles	$3,168	3,190	3,258

Total equity attributable to parent	$291,850	289,384	271,131
Less: Total intangibles	(3,168)	(3,190)	(3,258)
Tangible common equity	$288,682	$286,194	$267,873

Tangible common equity	$288,682	$286,194	$267,873
Common shares outstanding (000s)	12,841	12,758	12,653
Tangible book value per common share	$22.48	$22.43	$21.17

Tangible Common Equity Ratio
Total assets	$3,547,390	$3,313,882	$3,551,876
Less: Total intangibles	(3,168)	(3,190)	(3,258)
Tangible assets	$3,544,222	$3,310,692	$3,548,618

Tangible assets	$3,544,222	$3,310,692	$3,548,618
Tangible common equity	$288,682	$286,194	$267,873
Tangible common equity ratio	8.1%	8.6%	7.5%

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